UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2019

THEGLOBE.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25053	14-1782422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5949 Sherry Lane, Suite 950, Dallas, TX 75225

c/o Toombs Hall and Foster

(Address of principal executive offices (zip code))

(214) 369-5695

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $.001 per share	tglo	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2019, theglobe.com, inc. (the “Company”) received a written consent in lieu of a meeting of stockholders from Delfin Midstream, Inc., the holder of a majority of the Company’s voting stock, as of the close of business on July 9, 2019, to re-elect Frederick Jones, our current director, to serve on the Board of Directors of the Company (the “Board”) until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

On July 12, 2019, the Company filed a definitive information statement (the “Information Statement”) with the Securities and Exchange Commission pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended. Mr. Jones’ re-election to serve as a director on the Board was made effective on August 21, 2019, or approximately forty (40) days after the Information Statement was made publicly available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

theglobe.com, inc.

Date: August 27, 2019	By:	/s/ Frederick Jones
		Name:	Frederick Jones
		Title:	Chief Executive Officer and Chief Financial Officer